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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement on Form F-3 (No. 333-94963) and related prospectus of Madge Networks N.V. and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements and schedules of Madge Networks N.V. included in its Annual Report on Form 20-F for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young


January 26, 2000
Reading, England